SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         POST-EFFECTIVE AMENDMENT NO. 1


                                                        SWISS MEDICA, INC.
                                       ----------------------------------------------------
                                      (Exact name of registrant as specified in its charter)

                    Delaware                                                                98-000355519
--------------------------------------------------                              --------------------------------------
(State or other jurisdiction of incorporation or                                (I.R.S. Employer Identification No.)
organization)

           53 Yonge Street, 3rd Floor
            Toronto, Ontario, Canada                                                           M5E 1J3
--------------------------------------------------                              --------------------------------------
    (Address of principal executive offices)                                                 (Zip Code)


                                                2003 Employee Equity Incentive Plan
                             ------------------------------------------------------------------------
                                                     (Full title of the plan)

                                                           Raghu Kilamb
                                                    53 Yonge Street, 3rd Floor
                                                 Toronto, Ontario, Canada M5E 1JE
                             ------------------------------------------------------------------------
                                              (Name and address of agent for service)

                                                          (416) 483-0663
                             ------------------------------------------------------------------------
                                   (Telephone number, including area code, of agent for service)

                                EXPLANATORY NOTE

      On November 28, 2003, Swiss Medica, Inc., a Delaware corporation, filed a Registration Statement (333-110840) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 4,500,000 shares of its common stock which have been authorized and reserved for issuance under the Swiss Medica, Inc. 2003 Employee Equity Incentive Plan. This post-effective amendment is being filed for the purpose of adding a reoffer prospectus prepared in accordance with the requirements of Form S-3 pursuant to General Instruction 3 to Form S-8.

                      CONTROL SECURITIES REOFFER PROSPECTUS

      The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired under the Swiss Medica, Inc. 2003 Employee Equity Incentive Plan.

                                   PROSPECTUS

                               SWISS MEDICA, INC.


                        1,068,902 SHARES OF COMMON STOCK

      This prospectus relates to the proposed resale from time to time of up to 1,068,902 shares of common stock by the selling stockholders whose names are set forth in this prospectus.

      We will not receive any of the proceeds from the sale of these securities by the selling stockholders.

      Our common stock currently is quoted on the OTC Bulletin Board under the symbol "SWME".

      The selling stockholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144. However the selling stockholders are not obligated to sell their common stock at all. The selling stockholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling stockholders may sell their common stock directly to purchasers or through agents, underwriters or broker-dealers. If required by law, the names of any such agents and underwriters involved in the sale and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in a supplement accompanying this prospectus. The selling stockholders will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common stock. The selling stockholders and any broker-dealers, agents or underwriters that participate in the distribution of the common units may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 2.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is April 23, 2004.

                                TABLE OF CONTENTS

The Company                                                            1
Risk Factors                                                           2
Use of Proceeds                                                       14
Selling Stockholders and Plan of Distribution                         14
Interests of Named Experts and Counsel                                16
Material Changes                                                      16
Where You Can Find More Information                                   16
Incorporation of Certain Documents by Reference                       16
Forward-Looking Statements                                            17
Disclosure of Commission Position on Indemnification
          For Securities Act Liabilities                              18

                                   THE COMPANY


      Prior to May 16, 2003, we were known as Global Path, Inc., a holding company focused on acquiring, expanding and developing technology companies and we had no operations.

      As of May 16, 2003, we began to implement a new business plan pursuant to which we market and distribute bioscience health products. We retained a new management team to implement this new business plan. Bioscience products are natural compounds that have health promoting, disease preventing or medicinal properties. We believe that consumers are deeply concerned about the management and cost of their health care and the expensive, chemical-based prescription drug approach predominant in modern medicine. We believe that this concern will increase the demand for bioscience health products because natural products are considered to be effective against many ailments and are more accessible than prescription medications.

      On May 16, 2003, we acquired certain assets of General Cosmetics Corporation, a Delaware corporation based in Munich, Germany. The acquisition was made by issuing to General Cosmetics Corporation 6,750,000 shares of our restricted common stock, subject to adjustment based on the terms of a definitive agreement dated March 31, 2003. The assets we acquired included nine patented essential oil bioscience products that have been developed for pain relief, cold sores, menstrual cramps and other ailments. All of these products comply with FDA regulations and can be sold in the United States. We are introducing these products to the market over time.

      We will continue to look for quality bioscience and herbal health products to add to those we already offer. We plan to sell our products through retail outlets, via infomercials, via the Internet, through direct sales and via multi-level marketing.

      Our principal executive offices are located at 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada M5E 1JE. Our telephone number is (416)-483-0663. Our website can be found at http://www.swissmedica.com. The information included on our website is not a part of this prospectus.

                                  RISK FACTORS

      Our business is subject to a number of risks as outlined below. An investment in our securities is speculative in nature and involves a high degree of risk. You should read this prospectus carefully and consider the following risk factors:

WE ARE A DEVELOPMENT STAGE COMPANY WITH A LIMITED OPERATING HISTORY, THEREFORE YOU HAVE NO BASIS ON WHICH TO DETERMINE IF OUR BUSINESS CAN BE SUCCESSFUL. IF WE ARE NOT SUCCESSFUL, YOUR SECURITIES MAY BECOME WORTHLESS.

      We are a development stage company and, to date, we have had limited operations. We have incurred significant net operating losses in each fiscal quarter since we have been in business and we have earned only minimal revenues. We expect to continue to experience losses until sales of our products generate revenues adequate to support our operations. However, we cannot assure you that sales of our products will ever generate revenues adequate to support our operations, and we may never become profitable.

      Because we have a limited operating history, you will have no basis upon which to accurately forecast our future operations, including sales, or to judge our ability to develop our business. If we are unsuccessful in marketing our products, your securities may become worthless.

OUR BUSINESS MODEL IS STILL UNPROVEN, THEREFORE WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL. IF WE ARE NOT SUCCESSFUL, THE SECURITIES YOU ACQUIRE MAY BECOME WORTHLESS.

      Our current business model depends on generating revenue through sales of bioscience health products. While we have acquired several products, we are just beginning to introduce them to the market. We are not certain that the products we introduce will be accepted by consumers, and we cannot assure you that they will generate significant revenues. If we cannot successfully develop a market for our products, we may not become profitable and the securities you acquire may become worthless.

THE SUCCESS OF OUR BUSINESS REQUIRES CONTINUED FUNDING. IF WE DO NOT RECEIVE ADEQUATE FUNDING, THE SECURITIES YOU ACQUIRE MAY BECOME WORTHLESS.

      Because we are not currently generating significant revenue from our business operations, our ability to continue in existence and to develop our business depends upon our ability to obtain funding for our operations.

      We expect to incur substantial expenses as we build out our marketing infrastructure and for future product acquisition and, if necessary, for regulatory approval.

      If we do not receive adequate funding, it is unlikely that we could continue our business, in which case you would lose your entire investment.

OUR PRODUCTS ARE REGULATED BY THE FDA AND, IN THE WORLDWIDE MARKET, GOVERNMENT AGENCIES LIKE THE FDA. WE MAY BE UNSUCCESSFUL IN OBTAINING REGULATORY APPROVALS FOR OUR PRODUCTS, EVEN THOUGH WE MAY INVEST A SIGNIFICANT AMOUNT OF TIME AND MONEY INTO SEEKING SUCH APPROVALS. IF OUR PRODUCTS DO NOT RECEIVE THE REGULATORY APPROVALS WE NEED TO SELL THEM, OUR REVENUES AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED AND THE VALUE OF YOUR INVESTMENT MAY DECLINE.

      The sale, promotion and marketing of many of our products will be subject to regulation by the FDA and similar government regulatory bodies in other countries.

      As we obtain new products, we will be required to determine what regulatory requirements, if any, are required to market and sell our products in the United States and worldwide. The process of obtaining regulatory approval could take years and be very costly, if approval can be obtained at all. If we failed to comply with such a requirement, we could be subjected to an FDA enforcement action. Such an action could take the form of a warning letter, an injunction to stop us from marketing the product at issue or a possible seizure of our assets.

      We intend to work diligently to assure compliance with all applicable regulations that impact our business. We cannot assure you, however, that we will be able to obtain regulatory approval for all of our products or that, in the future, additional regulations will not be enacted which might adversely impact our operations. In either case, our revenues and operating results could be adversely affected and the value of your investment may decline.

WE ARE SUBJECT TO THE RISKS AND UNCERTAINTIES INHERENT IN NEW BUSINESSES. OUR FAILURE TO PLAN OR FORECAST ACCURATELY COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR DEVELOPMENT, WHICH MAY CAUSE THE VALUE OF YOUR SECURITIES TO DECLINE SUBSTANTIALLY OR BECOME WORTHLESS.

      We are subject to the risks and uncertainties inherent in new businesses, including the following:

      o Our projected capital needs may be inaccurate, and we may not have enough money to acquire products, obtain regulatory approval for them, if necessary, and bring them to market;

      o We may experience unanticipated acquisition or marketing expenses or expenses related to obtaining regulatory approval;

      o Even if we are able to acquire products and bring them to market, we may not earn enough revenue from the sales of our products to cover the costs of operating our business.

      If, because of our failure to plan or project accurately, we are unsuccessful in our efforts to acquire products or if the products we acquire do not produce revenues as we project, we are not likely to ever become profitable and we may be required to curtail some or all of our operations. In that event, the value of your investment could decline substantially or become worthless.

WE ARE DEPENDENT ON PROPRIETARY PROPERTY, WHICH WE MAY NOT BE ABLE TO ADEQUATELY PROTECT. ADDITIONALLY, THIRD PARTIES MAY ALLEGE THAT WE INFRINGE ON THEIR INTELLECTUAL PROPERTY. IF WE WERE TO BECOME INVOLVED IN LITIGATION, IT WOULD BE COSTLY AND WOULD DIVERT MANAGEMENT'S ATTENTION FROM OUR BUSINESS OPERATIONS. THIS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND ON THE VALUE OF YOUR SECURITIES.

      The market for certain of our products will be, in part, dependent upon the goodwill engendered by our trademarks and trade names and the protection of our proprietary property. We rely on a combination of trade secret and intellectual property laws and nondisclosure and other contractual and technical measures to protect our proprietary rights in our bioscience products. However, we cannot assure you that these provisions will be adequate to protect our proprietary property. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

      Furthermore, although we believe that our proprietary property does not infringe upon the proprietary rights of third parties, a competitor may claim that we have infringed on its proprietary property.

      Any failure to adequately protect our proprietary property or any litigation relating to our proprietary property could result in substantial expense to us and in significantly diverting our management personnel from their routine activities. This could have a material adverse effect on our business and the value of your securities.

WE WILL COMPETE WITH BUSINESSES THAT MAY HAVE LONGER OPERATING HISTORIES OR MORE FUNDS AT THEIR DISPOSAL THAN WE HAVE. WE CANNOT ASSURE YOU THAT WE CAN COMPETE SUCCESSFULLY WITH THESE BUSINESSES. IF WE DO NOT COMPETE SUCCESSFULLY, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

      The bioscience and herbal health products market is large, rapidly growing and extremely competitive. At this time, we do not represent a competitive presence in this market. Many of the companies in this market are much larger than we are and have significantly more financial and other resources. Many of these companies invest in extensive research and development and have introduced and will continue to introduce in the future sophisticated, commercially marketable products. We cannot assure you that our products will ever gain commercial acceptance, or retain commercial acceptance for a period sufficient to yield a profit commensurate with the costs of acquiring the products and developing a multifaceted distribution system. If we cannot compete successfully, you may lose your entire investment.

WE NEED TO BUILD OUT OUR SALES AND MARKETING ORGANIZATION.

We are and shall continue marketing our existing products and future products that we may license or acquire either through the utilization of contract sales representatives and brokers, the establishment of our own sales force, strategic alliances and various other methods. We are in the early stages of developing such sales and marketing channels, and further development of those channels will require an investment of substantial amounts of capital which we currently do not possess and which we may never be able to access. Accordingly, despite our plans, we may be unable to substantially develop our own marketing channels.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS FOR OUR PRODUCTS.

Customers may sue us if any of our products sold to them injure the user. Liability claims could require us to spend significant time and money in litigation and pay significant damages. As a result, any of these claims, whether or not valid or successfully prosecuted, could have a substantial, adverse effect on our business and financial results. In addition, we currently have product liability insurance, however, the amount of damages awarded against us in such a lawsuit may exceed the policy limits.

WE MAY NOT BE SUCCESSFUL IN ACQUIRING OR LICENSING NEW PRODUCTS.

We are currently seeking to license or acquire new products or companies with bioscience products, manufacturing or distribution capabilities consistent with our commercial objectives. There can be no assurance that we will be able to acquire such products. We may not be able to find and acquire additional bioscience products with demonstrative competitive advantages. We presently do not have the capital to make acquisitions. Accordingly, in the near term, any such acquisitions would most likely require that we issue stock in our company to effect acquisitions which would result in dilution to our stockholders.

WE HAVE RISKS ASSOCIATED WITH OUR DEPENDENCE ON THIRD PARTY MANUFACTURING.

We depend upon third parties to manufacture our products. The inability of a manufacturer to ship orders of our products in a timely manner, including as a result of local financial market disruption which could impair the ability of such manufacturers to finance their operations, or to meet quality standards, could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on our financial condition and results of operations. We have no long-term formal arrangements with any of our third party manufacturers. Although we believe we could replace such manufacturers if necessary, without a material adverse effect on us, there can be no assurance that such manufacturers could be replaced in a timely manner, and the loss of such manufacturers could have a material adverse effect on our business, financial condition and results of operations.

THERE IS NO CERTAINTY AS TO THE POTENTIAL MARKET FOR OUR PRODUCTS.

We have not undertaken an independent analysis or survey of the market for our products. We believe that consumers are willing to expend large sums for the purchase of bioscience and herbal health products; however, there can be no assurance that our products and services have the commercial potential to succeed in these target markets.

RISKS ASSOCIATED WITH OWNERSHIP OF OUR SECURITIES

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

      We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.

WE HAVE THE ABILITY TO ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT ASKING FOR STOCKHOLDER APPROVAL, WHICH COULD CAUSE YOUR INVESTMENT TO BE DILUTED.

      Our Certificate of Incorporation currently authorize the Board of Directors to issue up to 150,000,000 shares of common stock. The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock may have the effect of further diluting your investment.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST.

      We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

THERE IS NO ACTIVE PUBLIC MARKET FOR OUR SECURITIES, SO YOU MAY NOT BE ABLE TO LIQUIDATE YOUR SECURITIES IF YOU NEED MONEY.

      Trading of our common stock is sporadic. It is not likely that an active market for our common stock will develop or be sustained soon. You may not be able to liquidate our securities if you need money.

WE ARE SUBJECT TO THE PENNY STOCK RULES AND THESE RULES MAY ADVERSELY AFFECT TRADING IN OUR COMMON STOCK.

      Our common stock is a "low-priced" security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

OUR EXECUTIVE OFFICERS AND DIRECTORS CONTROL A LARGE PERCENTAGE OF OUR COMMON STOCK, WHICH MAY ALLOW THEM TO CONTROL MATTERS SUBMITTED TO STOCKHOLDERS FOR APPROVAL.

      Our executive officers and directors (and their affiliates), in the aggregate, own approximately 29% of our outstanding common stock and 73% of our outstanding voting stock. The concentration of ownership could result in these individuals having the ability to influence the outcome of matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impede a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could have an adverse effect on the market price of our common stock.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE ADVERSELY AFFECTED IF TOO MUCH OF IT IS SOLD AT ONCE.

      Sales of substantial amounts of our common stock (including shares issued upon the exercise of outstanding options) in the public market could adversely affect the market price of the common stock. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from this offering.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

      All of the common stock registered for sale under this prospectus will be owned prior to the offer and sale of such shares by our current or former employees, officers and directors (the "selling stockholders"). All of the shares owned by the selling stockholders were acquired by them pursuant to the Swiss Medica, Inc. 2003 Employee Equity Incentive Plan. The names of the selling stockholders are set forth below.

      We are registering the common stock covered by this prospectus for the selling stockholders. As used in this prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' interests. We will pay the costs and fees of registering the common shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.

      The selling stockholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144, however they are not obligated to sell their common stock at all. The selling stockholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling stockholders may sell their common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling stockholders will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common stock. The selling stockholders and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      Additional information related to the selling stockholders and the plan of distribution may be provided in one or more supplemental prospectuses.

      The following table sets forth the names of the selling stockholders who may sell their shares pursuant to this prospectus. The selling stockholders have, or within the past three years have had, positions, offices or other material relationships with us or with our predecessors or affiliates. The following table also sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the selling stockholders and as adjusted to give effect to the sale of all the common stock offered by the selling stockholders pursuant to this prospectus.

                                   SHARES              SHARES               SHARES         PERCENTAGE OWNED
          SELLING              HELD BEFORE THE          BEING           HELD AFTER THE         AFTER THE
        STOCKHOLDER               OFFERING             OFFERED             OFFERING           OFFERING(1)

Greg Nuttall(1)                   1,534,451            534,451             1,000,000             1.8%
Raghu Kilambi(1)                  3,784,451(2)         534,451             3,250,000(2)          5.7%(2)

(1) Based on 56,796,479 shares of common stock outstanding on April 23, 2004.
(2) Includes 2,000,000 Class B shares of common stock owned by Mr. Kilambi.

INTERESTS OF NAMED EXPERTS AND COUNSEL

      The law firm of Richardson & Patel, LLP currently owns 187,500 shares of the Registrant's common stock and warrants to purchase 281,250 shares of common stock. Richardson & Patel LLP will also be eligible in the future to receive awards of common stock from the 2003 Consultant Stock Plan. Richardson & Patel, LLP will give an opinion regarding certain legal matters in connection with this offering of the Registrant's securities.

                                MATERIAL CHANGES

      Not applicable.

                       WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission (the "SEC"). We omitted certain information in the Registration Statement from this prospectus in accordance with the rules of the SEC. We file our annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 if you pay certain fees. You can call the SEC at 1-800-732-0330 for further information about the operation of the Public Reference Room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

      The following documents filed with the SEC are incorporated by reference into this prospectus:

      (i) our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 that we filed on March 30, 2004;

      (ii) our Current Reports on Form 8-K filed on April 2, 2004, March 16, 2004, May 19, 2003 and July 3, 2003, respectively;

      (iii) our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, and an amendment to our Quarterly Report on Form 10-QSB, which we filed on May 20 and May 21, 2003, respectively;


      (iv) our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 that we filed on August 20, 2003;

      (v) our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 that we filed on November 17, 2003; and

      (vi) the Information Statement that we filed on June 4, 2003.

      All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed documents which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

      We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, except for exhibits that are incorporated by reference). You should direct any requests for documents to Mr. Raghu Kilambi, 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada M5E 1JE, telephone (416) 483-0663.

                           FORWARD LOOKING STATEMENTS

      Except for the historical information contained herein, the discussion in this prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein. Important factors that could cause, in whole or in part, actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in the section entitled "Risk Factors" as well as those discussed elsewhere in this prospectus and in any documents incorporated herein by reference.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

(a) Section 145 of the Delaware General Corporation Law provides that:

Sec.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

      (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses

(including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (7) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

      (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner " not opposed to the best interests of the corporation" as referred to in this Section.

      (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

      (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

Sec. 102. CERTIFICATE OF INCORPORATION; CONTENTS

         (1) The certificate of incorporation shall set forth:

         (2) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

            (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this

       Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

         (c) Article Nine of Registrant's Certificate of Incorporation provides:

      No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents are hereby incorporated by reference into this Registration Statement:

      (i) the registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed on March 30, 2004;

      (ii) the registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, and an amendment to the Quarterly Report on Form 10-QSB, filed on May 20 and May 21, 2003, respectively;

      (iii) our Current Reports on Form 8-K filed on April 2, 2004, March 16, 2004, May 19, 2003 and July 3, 2003, respectively;

      (iv) the registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed on August 20, 2003;

      (v) the registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, filed on November 17, 2003;

      (vi) the Information Statement filed on June 4, 2003; and

      (vii) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable. The securities to be registered are registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The law firm of Richardson & Patel, LLP currently owns 187,500 shares of the Registrant's common stock and warrants to purchase 281,250 shares of common stock. Richardson & Patel LLP will also be eligible in the future to receive awards of common stock from the 2003 Consultant Stock Plan. Richardson & Patel, LLP will give an opinion regarding certain legal matters in connection with this offering of the Registrant's securities.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

a) Section 145 of the Delaware General Corporation Law provides that:

ss.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

      (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (7) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

      (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner " not opposed to the best interests of the corporation" as referred to in this Section.

         (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

      (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

Sec. 102. CERTIFICATE OF INCORPORATION; CONTENTS

      (1) The certificate of incorporation shall set forth:

      (2) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

            (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

      (c) Article Nine of Registrant's Certificate of Incorporation provides:

      No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

ITEM 8. EXHIBITS.

        5      Opinion regarding legality (1)
        23.1   Consent of Russell Bedford Stefanou Mirchandani, LLP (1)
        23.2   Consent of Richardson & Patel LLP (included in Exhibit 5) (1)
        99.    Swiss Medica, Inc. 2003 Employee Equity Incentive Plan (2)


(1) Filed herewith.
(2) Previously filed.

ITEM 9. UNDERTAKINGS

      (a) The undersigned registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) 0f the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on the 23th day of April 2004.

                                SWISS MEDICA, INC.



                                By:  /s/ Raghu Kilambi
                                   -------------------------------------------
                                     Raghu Kilambi, Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


April 23, 2004                          /s/ Raghu Kilambi
                                    ----------------------------------------
                                        Raghu Kilambi, Chief Executive Officer
                                        (principal executive officer and
                                        (principal financial officer)


April 23, 2004                          /s/ Grant Johnson
                                    ----------------------------------------
                                        Grant Johnson, Director


April 23, 2004                          /s/ Greg Nuttall
                                    ----------------------------------------
                                        Greg Nuttall, Director


April 23, 2004                          /s/ Bryson Farrill
                                    ----------------------------------------
                                        Bryson Farrill, Director


April 23, 2004
                                    ----------------------------------------
                                        Ronald F. Springer, Director


April 23, 2004
                                    ----------------------------------------
                                        Azim Fancy, Director